UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 20, 2017

Northwest Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-35737	94-3306718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4800 Montgomery Lane, Suite 800

Bethesda, Maryland 20814

(Address of Principal Executive Offices)

(240) 497-9024

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Equity Financing

On September 20, 2017, Northwest Biotherapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with certain institutional investors (the “Purchasers”), for a registered direct offering (the “Offering”) of 8,750,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at the purchase price of $0.20 per share (the “Shares”). Additionally, the investors will receive five-year Class A warrants to purchase up to 4,375,000 shares of Common Stock at an exercise price of $0.22 per share (the “Class A Warrants”). The Class A Warrants are exercisable immediately, subject to the 4.99% (or, at election of holder, 9.99%) beneficial ownership limit.

The aggregate gross proceeds of the offering are expected to be approximately $1.75 million (excluding proceeds receivable upon the exercise of the Class A Warrants). Additionally, net proceeds, after deducting the Placement Agent Fee (described below) and other estimated offering expenses payable by the Company, are expected to be approximately $1.63 million. The Company intends to use the net proceeds from the Offering for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments.

The offer and sale of the securities in the Offering were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3, as amended (File No. 333-213777), which became effective on October 18, 2016. Pursuant to Rule 424(b) under the Securities Act, the Company will file a prospectus supplement in connection with the Offering. The Securities may only be offered by means of a prospectus. Copies of the prospectus and prospectus supplement can be obtained directly from the Company and at the SEC’s website at www.sec.gov.

In connection with the Offering, the Company engaged Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC (the “Placement Agent”), to act as its exclusive placement agent. The Company agreed to pay the Placement Agent a cash placement fee equal to 7% of the aggregate purchase price for the securities sold in the registered offering, plus a non-accountable expense allowance equal to $30,000. The Placement Agent will also receive Common Stock purchase warrants (the “Compensation Warrants”) to purchase up to 612,500 shares of Common Stock, or 7% of the aggregate number of shares of common Stock sold in the registered offering, at an exercise price of $0.25, or 125% of the public offering price per share in the registered offering. If required by FINRA Rule 5110, the Compensation Warrants shall not be transferable for six months from the date of issuance, and further, the number of Shares underlying the Compensation Warrants shall be reduced if necessary to comply with FINRA rules or regulations.

The foregoing is only a summary of the material terms of the documents related to the Offering. The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The foregoing description of the Warrants is qualified in its entirety by reference to the Form of Class A Common Stock Purchase Warrant which is filed as Exhibits 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference. The foregoing description of the compensation to the Placement Agent is qualified in its entirety by reference to the Engagement Agreement dated September 19, 2017 (the “Engagement Agreement”) with Rodman & Renshaw which is filed as Exhibit 10.3 to this Current Report on Form 8-K which is incorporated herein by reference.

On September 22, 2017, the Company issued a press release announcing the registered offering. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The discussion in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 3.02.

The securities issued to Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, were issued pursuant to the exemption from the registration requirements afforded by Section 4(a)(2) and Regulation D of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated September 20, 2017, by and between Northwest Biotherapeutics, Inc. and certain institutional investors.
10.2	Form of Class A Common Stock Purchase Warrant
10.3	Engagement Agreement with Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC
99.1	Press Release dated September 20, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: September 22, 2017	By:	/s/	Les Goldman
	Name:		Les Goldman
	Title:		Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated September 20, 2017, by and between Northwest Biotherapeutics, Inc. and certain institutional investors.
10.2	Form of Class A Common Stock Purchase Warrant
10.3	Engagement Agreement with Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC
99.1	Press Release dated September 20, 2017